UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2008

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 12, 2008, News Corporation (the "Company") announced that Dr. Roderick Paige resigned from the Company's Board of Directors (the "Board") effective as of February 12, 2008. Dr. Paige's resignation is not due to any disagreement with the Company. Dr. Paige will remain with the Company as a consultant on educational matters.

To fill the vacancy on the Board created by Dr. Paige's resignation, on February 12, 2008, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Mark Hurd to serve as a Class III director of the Board. There were no arrangements or understandings pursuant to which Mr. Hurd was appointed as a director, and there are no related party transactions between the Company and Mr. Hurd reportable under Item 404(a) of Regulation S-K. The Board has affirmatively determined that Mr. Hurd qualifies as an "independent director" under the New York Stock Exchange listing rules and the categorical standards adopted by the Board's Nominating and Corporate Governance Committee. Accordingly, the Board also appointed Mr. Hurd as a member of the Board's Nominating and Corporate Governance Committee.

Mr. Hurd has served as Chairman of Hewlett-Packard Company ("HP") since September 2006 and as Chief Executive Officer, President and a member of HP's Board of Directors since April 2005. Prior to joining HP, Mr. Hurd spent 25 years at NCR Corporation ("NCR"), where he held a variety of management, operations and sales and marketing roles, including as Chief Executive Officer from 2003 to 2005 and as its President from 2001 to 2005.

For his service as a non-executive director of the Board and his membership on the Nominating and Corporate Governance Committee, Mr. Hurd will receive the same retainer fees as other non-executive directors, pro-rated to reflect his term of service. A description of non-executive director retainer fees and committee fees for fiscal 2008 are set forth in a summary sheet filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, which is incorporated herein by reference.

A copy of the Company's press release announcing Dr. Paige's resignation from the Board and the appointment of Mr. Hurd to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number               Description

99.1        Press release of News Corporation, dated February 12, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: February 12, 2008	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release of News Corporation, dated February 12, 2008.